UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported):  August  2,  2003

                           AMERICANA PUBLISHING, INC.
               (Exact name of Registrant as specified in charter)


COLORADO                                 0-25783               84-1453702
(State  or  other  jurisdiction   (Commission  File  Number)  (IRS  Employer
of  incorporation)                                        Identification Number)

                          303 SAN MATEO NE, SUITE 104A
                          ALBUQUERQUE, NEW MEXICO 87108
                    (Address of principal executive offices)


Registrant's  telephone  number,  including  area  code:  (505)  265-6121


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

FORWARD  LOOKING  STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.



ITEM  5.          OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

CORPORATE  MEDIA  GROUP,  INC.  FILES  FOR  CHAPTER  7  BANKRUPTCY
------------------------------------------------------------------

     On August 2, 2003, Corporate Media Group, Inc. ("CMG"), a wholly-owned subsidiary of the Registrant, filed for relief under Chapter 7 of Title 11, United States Code in the United States Bankruptcy Court for the Eastern District of Tennessee (the "Bankruptcy Court"), Case No. 62-1594175. As of the date of this filing, an order has not be issued regarding the liquidation of CMG's assets.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August  14,  2003                 AMERICANA  PUBLISHING,  INC.

                                         By:  /s/
                                           -------------------
                                         George  Lovato
                                         President